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                                                                       EXHIBIT 3


                                 FIRST AMENDMENT
                               TO ESCROW AGREEMENT

         THIS FIRST AMENDMENT TO ESCROW AGREEMENT (this "FIRST AMENDMENT"), made this ___ day of March, 2002, by and among MARSHALL T. LEEDS, an individual ("PURCHASER"), SUMMIT BROKERAGE SERVICES, INC. ("SELLER"), KILPATRICK STOCKTON LLP, a Georgia limited liability partnership ("FUNDS ESCROW AGENT") and GREENBERG TRAURIG, P.A., a Florida professional association ("SHARES ESCROW AGENT").

                                  WITNESSETH:

         WHEREAS, Purchaser, Seller, Funds Escrow Agent and Shares Escrow Agent entered into that certain Escrow Agreement dated as of March 22, 2002 (the "ESCROW AGREEMENT");

         WHEREAS, pursuant to Section 13 of the Escrow Agreement, the Escrow Agreement may be amended by the mutual written consent of all the parties thereto; and

         WHEREAS, the parties hereto desire to execute this First Amendment for purposes of amending the Escrow Agreement to allow for additional distributions by the Funds Escrow Agent and the Shares Escrow Agent.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, parties hereto do hereby agree as follows:

         1. Amendment to Section 4 of the Escrow Agreement. Section 4 of the Escrow Agreement is hereby amended to add the following subsection:


                  "(c)     The foregoing notwithstanding, (i) Funds
         Escrow Agent shall release and distribute such amount of the Escrowed Funds to such persons or entities as the Purchaser and Seller shall mutually agree in a writing delivered to Funds Escrow Agent, and (ii) Shares Escrow Agent shall release and distribute such number of the Escrowed Shares to such persons or entities as the Purchaser and Seller shall mutually agree in a writing delivered to the Shares Escrow Agent. Any Escrowed Shares or Escrowed Funds remaining in escrow hereunder after any distributions made pursuant to the foregoing sentence shall be distributed in accordance with subsections (a) and (b) above."

         2. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


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         3.       Governing Law. This First Amendment shall be governed by, and construed and enforced in accordance with, laws of the State of Florida (without regard to its conflicts of laws rules).

         4. Entire Agreement; Amendment. As amended by this First Amendment, the Escrow Agreement shall continue in full force and effect in accordance with its terms, and constitutes the full and entire understanding and agreement among the parties with regard to the subject matter thereof and hereof and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither this First Amendment nor any term hereof may be amended, waived, discharged or terminated except in accordance with the terms of the Escrow Agreement.

         5. Defined Terms. Each capitalized term that is used but not otherwise defined herein shall have the meaning assigned to it in the Escrow Agreement.


                  [Remainder of page intentionally left blank.]


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         IN WITNESS WHEREOF, this First Amendment has been executed and delivered by the parties hereto as of the day and year first above written.

                                      "PURCHASER"



                                      /s/  Marshall T. Leeds
                                      -----------------------------------------
                                      MARSHALL T. LEEDS


                                                      "SELLER"

                                      SUMMIT BROKERAGE SERVICES, INC.



                                      By:  /s/ Richard Parker
                                         --------------------------------------
                                         Name: Richard Parker
                                               --------------------------------
                                         Its:  CEO
                                               --------------------------------


                                               "FUNDS ESCROW AGENT"

                                      KILPATRICK STOCKTON LLP



                                      By:  /s/ W. Randy Eaddy
                                         --------------------------------------
                                         W. Randy Eaddy, a partner


                                                  "SHARES ESCROW AGENT"

                                      GREENBERG TRAURIG, P.A.



                                      By:      /s/ Sandra C. Gordon
                                         --------------------------------------
                                         Sandra C. Gordon, a shareholder


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